SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) JUNE 30, 1998


                           INDUSTRIAL HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


         TEXAS                           1-9580                  76-0289495
(State of other jurisdiction     (Commission File Number)      (IRS Employer
incorporation)                                               Identification No.)

                       7135 ARDMORE    HOUSTON, TEXAS  77054
                      (Address of principal executive (Zip Code)

Registrant's telephone number, including area code   (713) 747-1025

(Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

         (a)  Financial Statements of Acquired Companies

              Report of Independent Certified Public Accountants........   3
              Balance Sheets at March 31, 1998..........................   4
              Statement of Operations for the Year Ended March 31, 1998.. 5 Statement of Stockholder's Equity for the Year Ended
                   March 31, 1998........................................  6
              Statement of Cash Flows for the Year Ended March 31, 1998..  7
              Notes to Financial Statements..............................  8

              Balance Sheets at June 30, 1998 (Unaudited).................13
              Statements of Operations for the Three Months Ended
                   June 30, 1998  and 1997 (Unaudited)....................14
              Statements of Cash Flows for the Three Months
                   Ended June 30, 1998 and 1997 (Unaudited)...............15
              Notes to Unaudited Financial Statements.....................16

         (b)  Pro Forma Financial Information

              Pro Forma Condensed Consolidated Financial Statements
                   (Unaudited)............................................17
              Pro Forma Condensed Consolidated Balance Sheet at
                   June 30, 1998 (Unaudited)..............................19
              Notes to Pro Forma Condensed Consolidated Balance Sheet at
                   June 30, 1998..........................................21
              Pro Forma Condensed Consolidated Statement of Operations
                   for the Three Months Ended June 30, 1998 (Unaudited)...22
              Pro Forma Condensed Consolidated Statement of Operations
                   for the Year Ended December 31, 1997 (Unaudited).......23
              Notes to Pro Forma Condensed Consolidated Statement of
                   Operation..............................................24

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

July 31, 1998

The Board of Directors
Beaird Industries,Inc.

We have audited the accompanying balance sheet of Beaird Industries, Inc. ("Company") as of March 31, 1998, and the related statements of operations, stockholder's equity and cash flows for the year then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at March 31, 1998, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

Simonton, Kutac & Barnidge, LLP

                             BEAIRD INDUSTRIES, INC.

                                 BALANCE SHEETS

                                 MARCH 31, 1998

                                     ASSETS


Current Assets
      Cash ...................................................     $    105,075
      Accounts receivable - trade ............................       14,415,710
      Inventories ............................................       10,364,672
      Prepaid expenses and other .............................            1,705
                                                                   ------------
         Total Current Assets ................................       24,887,162

Property, Plant and Equipment:
      Land ...................................................           80,321
      Building ...............................................          263,841
      Leasehold improvements .................................       14,955,151
      Machinery and equipment ................................       45,088,091
      Office furniture and equipment .........................        1,733,710
      Construction in progress ...............................          528,646
                                                                   ------------
                                                                     62,649,760
      Less:  accumulated depreciation ........................      (51,228,404)
         Total Property, PlanT and Equipment .................       11,421,356

Other Assets:
      Accounts receivable - retentions .......................          336,743
                                                                   ------------

Total Assets .................................................     $ 36,645,261
                                                                   ============

                   LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
      Accounts payable .......................................     $  1,965,203
      Accrued expenses .......................................          912,103
                                                                   ------------
         Total Current Liabilities ...........................        2,877,306

Stockholder's Equity:
      Common stock; $1 par value, 1,000 shares
         authorized, issued and outstanding ..................            1,000
      Additional paid in capital .............................       32,328,864
      Retained earnings ......................................        1,438,091
                                                                   ------------
         Total Stockholder's Equity ..........................       33,767,955

Total Liabilities and Stockholder's Equity ...................     $ 36,645,261

  The accompanying notes are an integral part of these financial statements.

                           BEAIRD INDUSTRIES, INC.

                           STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED MARCH 31, 1998



Sales .....................................................        $ 58,367,517

Cost of sales .............................................          48,913,346

         Gross Profit .....................................           9,454,171

Operating Expenses:
      General and administrative ..........................           6,654,723

Net Operating Income ......................................           2,799,448

Other Income (Expense)
      Other income ........................................               5,408
      Royalty expense .....................................          (1,357,766)

         Total Other Income (Expense) .....................          (1,352,358)

Net income before taxes ...................................           1,447,089

Provision for income taxes ................................             721,222

Net income ................................................        $    725,867
                                                                   ============

Earnings per common share:
   Primary and diluted ....................................        $     725.87
                                                                   ============

Weighted average common shares outstanding:
   Primary and diluted ....................................               1,000


   The accompanying notes are an integral part of these financial statements.

                           BEAIRD INDUSTRIES, INC.

                      STATEMENT OF STOCKHOLDER'S EQUITY

                      FOR THE YEAR ENDED MARCH 31, 1998

                                          ADDITIONAL                   TOTAL
                                 COMMON     PAID-IN      RETAINED  STOCKHOLDER'S
                                 STOCK      CAPITAL      EARNINGS      EQUITY
                                 ------   -----------   ----------   -----------
Balance, April 1, 1997 .......   $1,000   $32,328,864   $  712,224   $33,042,088
Net income ...................     --            --        725,867       725,867
                                 ------   -----------   ----------   -----------
Balance, March 31, 1998 ......   $1,000   $32,328,864   $1,438,091   $33,767,955
                                 ======   ===========   ==========   ===========

   The accompanying notes are an integral part of these financial statements.

                           BEAIRD INDUSTRIES, INC.

                           STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED MARCH 31, 1998

Cash Flows from Operating Activities:
      Net income ..............................................     $   725,867
      Adjustments to reconcile net income to
        net cash used in operating activities:
         Depreciation and amortization ........................       1,384,381
         Allocation from Parent of income taxes expense .......         721,222
         Allocation from Parent of royalty expense ............       1,357,766
         Increase in accounts receivable ......................      (3,644,649)
         Increase in inventories ..............................      (2,601,324)
         Decrease in prepaid expenses and other ...............         113,976
         Increase in accounts payable .........................         137,993
         Decrease in accrued expenses .........................        (169,760)
                                                                    -----------
              Total adjustments ...............................      (2,700,395)
                                                                    -----------
              Net Cash Used in Operating Activities ...........      (1,974,528)
                                                                    -----------
Cash Flows from Investing Activities:
      Capital expenditures ....................................      (1,131,758)
      Net decrease in due from Parent .........................       3,210,235

              Net Cash Provided by Investing Activities .......       2,078,477

Net Increase in Cash ..........................................         103,949

Cash at beginning of period ...................................           1,126

Cash at end of period .........................................     $   105,075
                                                                    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid during the year .................................     $      --
                                                                    ===========
Income tax paid during the year ...............................     $      --
                                                                    ===========

 The accompanying notes are an integral part of these financial statements.

                            BEAIRD INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Beaird Industries, Inc. (the "Company") is an ISO-9001 registered company and a long-term experienced designer and manufacturer of fabricated-machined metal products. Capabilities cover a range from light to very heavy plate fabrication and machining. Products include AMSE Code pressure vessels for the hydrocarbon processing industries and pressure vessels and heavy-machined weldments for pulp and paper, transportation, powered generation, marine, mining, cement and aluminum industries. The Company also manufactures products for industries requiring seawater evaporators, heat transfer products, industrial silencers, specialized fabricated and machine weldments, and rail cars. The Company's manufacturing facility is located in Shreveport, Louisiana. The Company is a wholly-owned subsidiary of Trinity Industries, Inc. ("Parent").

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

CASH AND CASH EQUIVALENTS -- The Company considers all highly liquid short-term investments with a maturity of ninety days or less from the purchase date to be cash equivalents.

ACCOUNTS RECEIVABLE -- The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they wil be charged to operations when that determination is made.

INVENTORIES -- Inventories consist of raw materials and finished goods. Inventories are valued at the lower of cost or market using the standard cost method, which approximates First-in and First-out (FIFO). Inventories consisted of the following as of March 31, 1998:


                                                                        AMOUNT
                                                                     -----------
Raw materials ........................................               $ 6,442,336
Work-in-process ......................................                   815,844
Finished goods .......................................                 3,106,492
                                                                     -----------
                                                                     $10,364,672

REVENUE AND EXPENSE RECOGNITION -- Revenues from the sale of manufactured items are recorded when the products are shipped or when title passes.

                            BEAIRD INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenues on long-term contracts involving the manufacture of products for a single installation are recorded using the pecentage-of-completion method commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. The portion of the total contract price accrued is based on the ratio of standard labor hours earned to date to total estimated standard labor hours on each contract. Advanced billings in excess of revenues earned have been applied to work-in-process.

Expenses on long-term contracts include work-in-process at standard cost and standard price and usage variances. Standard cost variances associated with job costs are charged to expense in the period incurred. Losses, if any to be incurred on contracts in progress, are charged to income in full as soon as they become apparent.

PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment are stated at cost. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations on a straight-line basis over their estimated service lives ranging from 2 to 30 years. Depreciation expense amounted to $1,384,381 for the year ended March 31, 1998.

INCOME TAXES -- Deferred income taxes are reported for temporary differences between items of income or expense reported in the financial statements and those reported for income tax purposes. For income tax purposes, the Company depreciates property, plant and equipment using accelerated methods.

USE OF ESTIMATES -- In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilitities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS -- In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." This statement, which is effective for fiscal years beginning after December 15, 1997, establishes standards for reporting and displaying comprehensive income and its components in the financial statements. Under this statement, the Company is required to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings in the stockholder's equity section of the balance sheet.

                            BEAIRD INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EARNINGS PER SHARE -- Basic earnings per share have been computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted earnings per share has been computed by dividing net income by the weighted average number of shares plus common stock equivalents outstanding during the period, computed using the treasury stock method.

NOTE 2 - COMMITMENTS AND CONTINGENCIES

The Company leases an office and manufacturing facility under an operating lease expiring in year 2041. For the year ended March 31, 1998, such lease payments amounted to $12,000.

The minimum rental commitments under operating leases are as follows:

FOR THE YEAR ENDED
     MARCH 31,                     AMOUNT
-------------------             ------------
1999                            $     12,000
2000                                  12,000
2001                                  12,000
2002                                  12,000
2003                                  12,000
Thereafter                           717,000
                                ------------
Total                           $    777,000
                                ============

The Company is engaged in various lawsuits either as plaintiff or defendant. In the opinion of management, based upon advice of counsel, the ultimate outcome of these lawsuits will not have a material impact on the Company's financial statements.

NOTE 3 - INCOME TAXES

The Company and its Parent file a consolidated federal income tax return. Income tax expense in the Company's income statement has been allocated based upon a percentage of taxable income for the current and deferred tax components of the Company's earnings.

                            BEAIRD INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 1998

NOTE 4 - SIGNIFICANT CUSTOMERS

The Company had sales to one customer representing 14% of total sales in fiscal 1998. Additionally, the Company had sales to its Parent representing 11% of total sales in fiscal 1998.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company had sales to its Parent amounting to $6,470,905 in fiscal 1998. Additionally, the Company had purchases from its Parent amounting to $1,852,612 in fiscal 1998.

NOTE 6 - COLLECTIVE BARGAINING AGREEMENT

Substantially all of the Company's non-management manaufacturing employees are covered by a collective bargaining agreement. The agreement with manufacturing workers is scheduled to expire in November 1998. If the Company and The International Union, United Automobile, Aerospace & Agricultural Implement Workers of America, AFL-CIO, CLC representing such workers (aggregating approximately 48% of all employees) are unable to agree on a new contract prior to expiration of the current contract, a work stoppage may occur that could adversely affect results of operations.

NOTE 7 - EMPLOYEE BENEFIT PLANS

The Company has a contributory profit sharing pension plan under Internal Revenue Service Code Section 401(k). The plan covers all non-union employees who meet certain age and years of service requirements. The Company's contribution to this plan, as defined, is based on consolidated dividends and earnings of the Parent.

Pension plans are in effect which provide income and death benefits for eligible non-union employees of the Company. The Parent's policy is to fund retirement costs accrued to the extent such amounts are deductible for income tax purposes. Benefits are based upon years of credited service and compensation. Additional details relating to coverages, funding policies, and plan description can be found in the plan documents of the Company which can be obtained upon request from the Company.

Separate pension plans are in effect which provide income and death benefits for eligible unionized labor of the Company. The Parent's policy is to fund retirement costs accrued to the extent such amounts are deductible for income tax purposes. Benefits are based upon years of credited service and compensation. Additional details relating to coverages, funding policies, and plan description can be found in the plan documents of the Company which can be obtained upon request from the Company.

Unionized employees are provided a contributory savings plan. The plan covers all unionized employees who meet certain age and years of service requirements. The Company's matching contribution is based on the employee contribution (1% to 10%), but in no event will exceed 50% of the employee contribution, or $50 per month, whichever is the lesser. The Company, at its discretion, may suspend or discontinue Company contribution.

The Parent allocates expenses for the various pension plans maintained by the Company. Actual expenses are included in the Parent income statement. Allocation of pension expense is based upon 4.5 percent of the gross payroll of the Company. For the year ended March 31, 1998, the Parent allocated pension expenses of approximately $832,600 to the Company, which are included in the income statement.

NOTE 8 - SUBSEQUENT EVENT

At the close of business on June 30, 1998, all of the outstanding capital stock of the Company was acquired by Industrial Holdings, Inc. ("IHI"), a Houston, Texas-based manufacturer, pursuant to a stock purchase agreement.

                            BEAIRD INDUSTRIES, INC.
                           BALANCE SHEETS (UNAUDITED)
                                 JUNE 30, 1998
                                    ASSETS


Current Assets
      Cash .................................................       $      6,000
      Accounts receivable - trade ..........................         13,895,735
      Inventories ..........................................          9,511,067
      Prepaid expenses and other ...........................             17,624
                                                                   ------------
         Total Current Assets ..............................         23,430,426
                                                                   ------------
Property, Plant and Equipment, net .........................         11,117,377

Other Assets ...............................................            413,781
                                                                   ------------
Total assets ...............................................       $ 34,961,584
                                                                   ============

     LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
      Accounts payable .....................................       $  2,868,868
      Accrued expenses .....................................            635,232
                                                                   ------------
         Total Current Liabilities .........................          3,504,100

Stockholder's Equity:
      Common stock; $1 par value, 1,000 shares
         authorized, issued and outstanding ................              1,000
      Additional paid in capital ...........................         32,328,864
      Retained earnings ....................................           (872,379)
                                                                   ------------
         Total Stockholder's Equity ........................         31,457,485
                                                                   ------------
Total Liabilities and Stockholder's Equity .................       $ 34,961,585
                                                                   ============

                  See notes to unaudited financial statements.

                            BEAIRD INDUSTRIES, INC.
                      STATEMENTS OF OPERATIONS (UNAUDITED)
                      FOR THE THREE MONTHS ENDED JUNE 30


                                                      1998              1997
                                                   -----------       -----------

Sales ......................................       $16,993,510       $16,926,153

Cost of sales ..............................        14,734,538        14,699,617
                                                   -----------       -----------
         Gross Profit ......................         2,258,972         2,226,536

Operating Expenses:
      General and administrative ...........         1,805,274         1,614,564
                                                   -----------       -----------
Net Operating Income .......................           453,698           611,972
                                                   -----------       -----------
Other Income ...............................             1,081             2,843
                                                   -----------       -----------
Net income before taxes ....................           454,779           614,815

Provision for income taxes .................           216,000           221,000
                                                   -----------       -----------
Net income .................................       $   238,779       $   393,815
                                                   ===========       ===========

                  See notes to unaudited financial statements.

                            BEAIRD INDUSTRIES, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                      FOR THE THREE MONTHS ENDED JUNE 30

                                                                                1998           1997
                                                                            -----------    -----------
Cash Flows from Operating Activities:
    Net income ..........................................................   $   238,779    $   393,815
    Adjustments to reconcile net income to
      net cash used in operating activities:
       Depreciation and amortization ....................................       730,292        703,614
       (Increase) decrease in accounts receivable .......................       519,975     (4,089,532)
       Decrease in inventories ..........................................       853,605      1,341,430
       Increase in prepaid expenses and other ...........................       (92,957)       (33,533)
       Increase (decrease) in accounts payable and
          accrued expenses ..............................................       626,794       (667,544)
                                                                            -----------    -----------

          Total adjustments .............................................     2,637,709     (2,745,565)
                                                                            -----------    -----------

          Net Cash Provided by (Used in) Operating Activities ...........     2,876,488     (2,351,751)
                                                                            -----------    -----------

Cash Flows from Investing Activities:
    Capital expenditures ................................................      (426,313)      (649,674)
    Net (increase) decrease in due from Parent ..........................    (2,549,250)     3,003,975
                                                                            -----------    -----------
          Net Cash Provided by (Used in) Investing Activities............    (2,975,563)     2,354,301
                                                                            -----------    -----------
Net Increase (Decrease) in Cash .........................................       (99,075)         2,550

Cash at beginning of period .............................................       105,075          1,125
                                                                            -----------    -----------
Cash at end of period ...................................................   $     6,000    $     3,675
                                                                            ===========    ===========

                  See notes to unaudited financial statements.

                            BEAIRD INDUSTRIES, INC.
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                 JUNE 30, 1998

NOTE A    BASIS OF PRESENTATION

       The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. These financial statements include the accounts of Beaird Industries, Inc. ("Beaird"). Operating results for the three months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the twelve months ended December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in Beaird's audited financial statements for the year ended March 31, 1998 included herein.

Note B INVENTORIES

       Inventories consist of the following at June 30, 1998:


Raw materials ........................................                $5,768,271
Work-in-process ......................................                 3,168,753
Finished goods .......................................                   574,043
                                                                      ----------
                                                                      $9,511,067
                                                                      ==========

                  INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
                       PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS (UNAUDITED)

    The following unaudited pro forma financial statements give effect to (i) the acquisitions of Manifold Valve Services, Inc. ("MVS"), WALKER BOLT Manufacturing, Inc. ("WALKER") and Philform, Inc. ("Philform") between March 1997 and February 1998 (the "Prior Acquisitions") in transactions accounted for as purchases, (ii) the merger of wholly-owned subsidiaries of the Company with Whir Acquisition, Inc. ("Ameritech"), GHX, Incorporated ("GHX"), and Moores Pump and Supply, Inc. ("Moores") between March 1998 and April 1998 (the "1998 Mergers") in transactions accounted for as poolings-of-interest, and (iii) the acquisition of Beaird Industries, Inc. ("Beaird") (the "Beaird Acquisition") at the close of business on June 30, 1998 effective July 1, 1998 in a transaction accounted for as a purchase. The allocation of the purchase price of the Prior Acquisitions and Beaird Acquisition is based on preliminary information currently available and will be revised as necessary. The estimated purchase price adjustments are subject to completion of asset appraisals, the final determination of certain tax liabilities, differences between the estimated and actual costs of professional fees and adjustments to certain other accruals.

    The unaudited condensed consolidated balance sheet as of June 30, 1998 is based on the balance sheets of Industrial Holdings, Inc. (the "Company") included in its Report on Form 10-Q for the quarter ended June 30, 1998 and Beaird included elsewhere in this Report on Form 8-K. The Prior Acquisitions and the 1998 Mergers were completed prior to June 30, 1998 and their balance sheets as of June 30, 1998 are included in that of the Company.

    The unaudited pro forma condensed consolidated statements of operations are based on the income statements of the Company, the Prior Acquisitions, 1998 Mergers and Beaird (not presented separately herein) as if the acquisitions and mergers had occurred at the beginning of the period presented. Such unaudited pro forma condensed consolidated financial statements combine (i) the audited operating results for the Company for the year ended December 31, 1997 and unaudited operating results for the six months ended June 30, 1998; (ii) the unaudited operating results of MVS for the two-months ended February 28, 1997;
(iii) the unaudited operating results of WALKER for the ten months ended October 31, 1997; (iv) the audited operating results of Ameritech for the year ended December 31, 1997; (v) the operating results of GHX for the twelve months ended December 31, 1997; (vi) the operating results of Moores for the twelve months ended December 31, 1997; and (vii) the operating results of Beaird for the twelve months ended December 31, 1997 and the six months ended June 30, 1998. The results of operations for the one month ended January 31, 1997 for Lone Star and the one month ended January 31, 1998 for Philform have not been presented based upon management's belief that such would not be significant to the pro forma statements of operations.

    The Company acquired WALKER effective November 1, 1997, MVS on March 1, 1997, Lone Star on February 1, 1997 and Philform on February 1, 1998 and the operating results subsequent to the date of acquisition are reflected in the Company's historical information for the periods presented. The 1998 Mergers were accounted for as poolings-of-interests and as such their operating results for the six months ended June 30, 1998 were included in the financial statements of the Company for that same period.

    The pro forma financial information does not purport to be indicative either of the results of operations that would have occurred had the purchases been made at the beginning of the periods presented or future results of operations of the combined companies. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company included in its 1997 Annual Report on Form 10-K and Report on Form 10-Q for the quarter ended June 30, 1998, the financial statements of Lone Star filed with Form 8-K/A dated February 6, 1997, MVS filed with Form 8-K/A dated June 12, 1997, WALKER filed with Form 8-K dated December 1, 1997, Philform filed with Form 8-K/A dated March 31, 1998, Moores filed with Form 8-K/A dated September 11, 1998 and Beaird included elsewhere in this Form 8-K.

                  INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1998
                                 (000'S OMITTED)

                                       HISTORICAL
                                     (AS REPORTED)             PRO FORMA
                                    ------------------  ------------------------
                                                        ADJUSTMENTS
                                       IHI     BEAIRD    (NOTE 2)       COMBINED
                                    --------   -------   --------       --------
          ASSETS
Current assets:
   Cash and equivalents .........   $  2,129   $     6   $ (1,112)(a)   $  1,023
   Accounts receivable-trade ....     20,656    13,896     (7,000)(b)     27,552
   Inventories ..................     21,855     9,511                    31,366
   Employee advances ............         59      --         --               59
   Notes receivable, current ....      4,507      --         --            4,507
   Other current assets .........      1,056        18       --            1,074
                                    --------   -------   --------       --------
            Total current assets      50,262    23,431     (8,112)        65,581

Property and equipment, net .....     28,996    11,117      6,163(c)      46,276
Notes receivable ................      2,569                               2,569
Other assets ....................      4,670       413        300(c)       5,383
Goodwill, net ...................     16,428      --         --           16,428
                                    --------   -------   --------       --------

           Total assets .........   $102,925   $34,961   $ (1,649)      $136,237
                                    ========   =======   ========       ========

                  INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 JUNE 30, 1998
                                (000'S OMITTED)

                                                HISTORICAL
                                               (AS REPORTED)             PRO FORMA
                                             -------------------   ------------------------
                                                                   ADJUSTMENTS
                                                IHI      BEAIRD     (NOTE 2)       COMBINED
                                             --------   --------    --------       --------
          LIABILITIES
Current liabilities:
    Notes payable ........................   $ 15,201       --      $  1,000(d)    $ 16,201
    Accounts payable-trade ...............     10,325   $  2,869      (2,869)(b)     10,325
    Accrued expenses and other ...........      4,466        635        (635)(b)      4,466
    Long-term debt, current ..............      3,071       --         3,485(d)       6,556
                                             --------   --------    --------       --------
        Total current liabilities ........     33,063      3,504         981         37,548

Long-term debt, less current portion .....     11,323       --        28,828(d)      40,149
Deferred compensation payable ............        229       --          --              229
Deferred income taxes payable ............      2,834       --          --            2,834

Shareholders' equity
    Common stock .........................        109          1          (1)(e)        109
    Additional paid-in capital ...........     44,282     32,328     (32,328)(e)     44,282
    Retained earnings ....................     11,085       (872)        872 (e)     11,085
                                             --------   --------    --------       --------
        Total shareholders' equity .......     55,476     31,457     (31,457)        55,476
                                             --------   --------    --------       --------
Total liabilities and shareholders' equity   $102,925   $ 34,961    $ (1,649)      $136,237
                                             ========   ========    ========       ========

Note 1 - The Company acquired all the capital stock of Beaird for $33.3 million (subject to certain post closing purchase price adjustments). The allocation of purchase price is based on preliminary information and is subject to change based on the final determination of post closing purchase price adjustments, differences between estimated and actual costs of professional fees, adjustments to certain other accruals and completion of asset appraisals.

    (a)  Record payment of transaction expenses.

    (b) Eliminate accounts receivable not acquired and liabilities not assumed as part of purchase agreement.

    (c) Adjust assets and liabilities to their fair market values at date of acquisition.

    (d)  Record issuance of (i) $12 million term note, (ii) $15 Bridge note,
         (iii) $5.3 million convertible debenture (conversion at $12.75 per share of common stock).

    (e) Eliminate shareholders equity.

                            INDUSTRIAL HOLDINGS, INC.
    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) FOR
                          YEAR ENDED DECEMBER 31, 1997
                                 (000'S OMITTED)

                                                          HISTORICAL
                                                         (AS REPORTED)                                      PRO FORMA
                                   ------------------------------------------------------------    -------------------------
                                                1998       RESTATED        PRIOR                   ADJUSTMENTS
                                     IHI       MERGERS       IHI        ACQUISITIONS    BEAIRD       (NOTE 2)       COMBINED
                                   --------    --------    ---------       --------    --------       -------       ---------
Sales ..........................   $ 83,564    $ 43,703    $ 127,267       $ 21,753    $ 65,272          (225)(a)   $ 200,304
                                       --          --           --             --          --         (13,763)(b)        --
Cost of sales ..................     63,277      32,177       95,454         14,098      55,568           279 (c)     156,358
                                       --          --           --             --          --            (225)(a)        --
                                       --          --           --             --          --          (8,816)(b)        --
                                   --------    --------    ---------       --------    --------       -------       ---------
Gross profit ...................     20,287      11,526       31,813          7,655       9,704        (5,226)         43,946

Selling, general and
  administrative ...............     14,493       9,373       23,866          4,332       6,600          (875)(d)      31,334
                                       --          --           --             --          --          (2,692)(b)        --
                                       --          --           --             --           --            103 (c)        --
Income from operations .........      5,794       2,153        7,947          3,323       3,104        (1,762)         12,612
Equity in earnings of limited
     partnership ...............       --          --           --             --          --           1,026 (b)       1,026
Other income (expense):
   Interest expense ............     (1,745)       (642)      (2,387)          (138)       (337)       (3,080)(e)      (5,942)
   Interest income .............        160                      160             64           6            (6)(h)         224
   Other income (expense) ......        368         148          516              3        (595)          595 (h)         519
                                   --------    --------    ---------       --------    --------       -------       ---------
    Total other income (expense)     (1,217)       (494)      (1,711)           (71)       (926)       (2,491)         (5,199)
                                   --------    --------    ---------       --------    --------       -------       ---------
Income before income taxes .....      4,577       1,659        6,236          3,252       2,178        (3,227)          8,439

Income tax provision ...........      1,868         640        2,508            818         996        (1,259)(f)       3,062
                                   --------    --------    ---------       --------    --------       -------       ---------

Net income .....................   $  2,709    $  1,019    $   3,728       $  2,434    $  1,182       $(1,968)      $   5,376
                                   ========    ========    =========       ========    ========       =======       =========
Earnings per share - basic (g) .   $    .44         --     $     .44           --          --            --         $     .60
                                   ========    ========    =========       ========    ========       =======       =========
Earnings per share - diluted (g)   $    .39         --     $     .39           --          --            --         $     .54
                                   ========    ========    =========       ========    ========       =======       =========

                                INDUSTRIAL HOLDINGS, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                             SIX MONTHS ENDED JUNE 30, 1998
                                    (000'S OMITTED)

                                           HISTORICAL
                                          (AS REPORTED)            PRO FORMA
                                       -------------------- ------------------------
                                                            ADJUSTMENTS
                                         IHI        BEAIRD   (NOTE 2)      COMBINED
                                       --------    --------    -----       ---------
Sales ..............................   $ 75,862    $ 31,554     --         $ 107,416
Cost of sales ......................     56,674      26,499    $  65(c)       83,238
                                       --------    --------    -----       ---------
Gross profit .......................     19,188       5,055      (65)         24,178
Selling, general and ...............     14,095       3,481     (130)(d)      17,446
                                       --------    --------    -----       ---------
  administrative

Income from operations .............      5,093       1,574       65           6,732
Other income (expense):
   Interest expense ................     (1,305)       --     (1,524)(e)      (2,829)
   Interest income .................        205           3     --               208
   Other income (expense) ..........        742      (1,358)   1,358 (h)         742
                                       --------    --------    -----       ---------
    Total other income (expense) ...       (358)     (1,355)    (166)         (1,879)
                                       --------    --------    -----       ---------
Income before income taxes .........      4,735         219     (101)          4,853
Income tax provision ...............      1,745         134      (90)(f)       1,878
                                       --------    --------    -----       ---------
Net income .........................   $  2,990    $     85    $ (11)      $   2,974
                                       ========    ========    =====       =========
Earnings per share - basic (g) .....   $    .28        --       --         $     .28
Earnings per share - diluted (g) ...   $    .27        --       --         $     .27

Note 2 - The above statements give effect to the following pro forma adjustments necessary to reflect the acquisition of the Prior Acquisitions, the March 1998 Mergers and the Beaird:

    a.   Eliminate intercompany sales.

    b. Eliminate sales, cost of sales and selling, general and administrative expenses of Philform and to record 49% of the pro forma net income of the Partnership calculated as follows:


1997 income of Philform from operations .......................      $ 2,255
To eliminate 1997 directors' fees for Philform ................          300 (d)
Adjust depreciation expense ...................................         (413)(c)
Adjust interest expense for $574,000 term note
   assumed by the Partnership .................................          (49)
                                                                     $ 2,093
                                                                         *49%
                                                                     -------
                                                                     $ 1,026
                                                                     =======

    c. For Prior Acquisitions and Beaird, adjust depreciation and amortization expense for changes resulting from (i) the increase in acquired property, plant and equipment as a result of the allocation of the purchase price and depreciation of the fair market value of the acquired property, plant and equipment over their remaining useful lives of 3 to 30 years and (ii) amortization of goodwill over 20 years.

    d. For Prior Acquisitions and Moores Merger, reduce cost of sales and selling, general and administrative expenses for contractual reduction as part of the acquisition in executive payrolls and elimination of directors fees.

    e. Adjust interest expense as a result of debt incurred in connection with the Prior Acquisitions and Beaird Acquisition.

    f. Adjust income taxes as a result of the changes in the pro forma pretax earnings of the Prior Acquisitions, Beaird and Moores and to record an income tax provision for Walker and Ameritech, Sub S corporations.

    g. Change in earnings per share as a result of pro forma earnings of the Prior Acquisitions, the 1998 Mergers and the Beaird Acquisition and increase in weighted average of common stock equivalents for the effect of 1,103,984 shares of Company common stock issued to the selling shareholders in connection with the Prior Acquisitions and for the 2,417,878 shares of common stock issued in connection with the 1998 Mergers.

    h. For Beaird, eliminate corporate allocation from former parent not to be incurred in future periods.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                    INDUSTRIAL HOLDINGS, INC.



                                    By: /s/ CHRISTINE A. SMITH
                                       CHIEF FINANCIAL OFFICER

Date: September 14, 1998

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference of our report on Beaird Industries, Inc. dated July 31, 1998, included in this Form 8-K/A into Industrial Holdings, Inc's previously filed S-3 registration statement No. 333-53285 and S-8 registration statement No. 333-62653.

                                              SIMONTON, KUTAC & BARNIDGE, L.L.P.


Houston, Texas
September 11, 1998